Exhibit 10.18

ECLIPS MEDIA TECHNOLOGIES, INC.
101 Middlesex Turnpike, Suite 6
Burlington, MA 01803

March 11, 2011

Colonial Ventures LLC
110 Greene St., Suite 403
New York, NY10012

Re:           Consulting Agreement

Mr. Cohen:

Reference is made to that certain consulting agreement, dated February 4, 2010 (the “Consulting Agreement”), by and between EClips Media Technologies, Inc. (the “Company”) and Colonial Ventures LLC (“Consultant”).  All terms defined in the Consulting Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

This letter is to confirm that the Consulting Agreement and any and all obligations of either of the parties arising from such Consulting Agreement, shall, in all respects, be deemed to be null and void and of no further force and effect as of December 31, 2010 (the “Effective Date”).  Furthermore, after the Effective Date, no party to the Consulting Agreement shall have any further obligations of any nature whatsoever with respect to the other parties pursuant to or arising from the Consulting Agreement.

This letter may be executed in counterparts and by facsimile transmission.

Yours truly,

ECLIPS MEDIA TECHNOLOGIES, INC.

/s/ Glenn Kesner
Glenn Kesner
Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

COLONIAL VENTURES LLC

/s/ Gregory D. Cohen
Gregory D. Cohen
Manager